EXHIBIT A
                             (AS OF JULY 19, 2016)


FUND                                                             EFFECTIVE DATE

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First Trust NASDAQ Technology Dividend Index Fund               August 10, 2012

Multi-Asset Diversified Income Index Fund                       August 10, 2012

International Multi-Asset Diversified Income Index Fund         August 16, 2013

First Trust High Income ETF                                     January 7, 2014

First Trust Low Beta Income ETF                                 January 7, 2014

First Trust NASDAQ Rising Dividend Achievers ETF                January 7, 2014

First Trust RBA Quality Income ETF                             February 24, 2014

First Trust RBA American Industrial Renaissance(TM)            February 24, 2014

First Trust Dorsey Wright Focus 5 ETF                            March 4, 2014

First Trust International Dorsey Wright Focus 5 ETF              July 17, 2014

First Trust Dorsey Wright Dynamic Focus 5 ETF                    March 8, 2016

First Trust Nasdaq Oil & Gas ETF                                August 30, 2016

First Trust Nasdaq Food & Beverage ETF                          August 30, 2016

First Trust Nasdaq Retail ETF                                   August 30, 2016

First Trust Nasdaq Bank ETF                                     August 30, 2016

First Trust Nasdaq Transportation ETF                           August 30, 2016

First Trust Nasdaq Pharmaceuticals ETF                          August 30, 2016

First Trust Nasdaq Semiconductor ETF                            August 30, 2016